UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2013

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following its Annual Meeting of Stockholders, on May 22, 2013, AvalonBay Communities, Inc. (the “Company”) filed an amendment to its Amended and Restated Articles of Incorporation, as amended, in the form attached hereto as Exhibit 3(i).3.  The amendment was effective upon filing and acceptance for record on May 22, 2013, and increased the number of authorized shares of the Company’s common stock, par value $.01 per share, by 140 million shares from 140 million shares to a total of 280 million shares.

The information in this Item 5.03 is being filed voluntarily by the Company; Item 5.03 does not require a report in cases where the registrant has disclosed a proposal for an amendment to its articles of incorporation in a proxy statement filed by the registrant.  The Company previously described the proposed amendment in its definitive proxy statement on Form 14A, which was filed with the Securities and Exchange Commission on April 8, 2013 (the “Proxy Statement”).

Item 5.07                           Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 22, 2013.  Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934.  At the meeting, holders of the Company’s stock were asked (1) to elect nine directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified, (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013, (3) to cast a non-binding, advisory vote upon the compensation of executive officers of the Company, as described in the Proxy Statement, and (4) to consider and vote upon approval of an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, par value $.01 per share, by 140 million shares as described in the Proxy Statement.

Each share of common stock was entitled to one vote with respect to matters submitted to a vote of the Company’s stockholders, and the voting results reported below are final.

Proposal 1

Each of the Company’s nominees for director as listed in the proxy statement was re-elected as shown in the table below.  There were no votes abstained with respect to any director nominee.  There were 2,322,877 broker non-votes with respect to Proposal 1.

Nominee:	Votes “For”	Votes Withheld

Glyn F. Aeppel	115,929,292	350,311
Alan B. Buckelew	115,923,524	356,079
Bruce A. Choate	115,722,992	556,611
John J. Healy, Jr.	115,480,180	799,423
Timothy J. Naughton	109,767,364	6,512,239
Lance R. Primis	110,754,260	5,525,343
Peter S. Rummell	115,925,927	353,676
H. Jay Sarles	116,165,270	114,333
W. Edward Walter	116,163,907	115,696

Proposal 2

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2013.  118,099,845 votes were cast in favor of ratifying the selection of Ernst & Young LLP, 438,568 votes were cast against, and 64,067 votes abstained.  There were no broker non-votes with respect to Proposal 2.

Proposal 3

Stockholders approved the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K.  110,532,306 votes were cast in favor of approval of such compensation, 5,675,151 votes were cast against, and 72,146 votes abstained. There were 2,322,877 broker non-votes with respect to Proposal 3.

Proposal 4

Stockholders also approved an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, par value $.01 per share by 140 million shares to 280 million shares. 114,853,543 votes were cast in favor of the amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, 2,748,955 votes were cast against, and 999,982 votes abstained.  There were no broker non-votes with respect to Proposal 4.

ITEM 9.01             Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Description

3.(i).1

Articles of Amendment and Restatement of Articles of Incorporation of the Company, dated as of June 4, 1998. (Incorporated by reference to Exhibit 3(i).1 to Form 10-K of the Company filed March 1, 2007.)

3.(i).2	Articles of Amendment, dated as of October 2, 1998. (Incorporated by reference to Exhibit 3(i).2 to Form 10-K of the Company filed March 1, 2007.)

3.(i).3	Amendment to Amended and Restated Articles of Incorporation, as amended, of AvalonBay Communities, Inc., dated May 22, 2013. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

May 22, 2013
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.(i).1

Articles of Amendment and Restatement of Articles of Incorporation of the Company, dated as of June 4, 1998. (Incorporated by reference to Exhibit 3(i).1 to Form 10-K of the Company filed March 1, 2007.)

3.(i).2	Articles of Amendment, dated as of October 2, 1998. (Incorporated by reference to Exhibit 3(i).2 to Form 10-K of the Company filed March 1, 2007.)

3.(i).3	Amendment to Amended and Restated Articles of Incorporation, as amended, of AvalonBay Communities, Inc., dated May 22, 2013. (Filed herewith.)